Exhibit 99.1

AMENDMENT TO FORBEARANCE AGREEMENT

AMENDMENT TO FORBEARANCE AGREEMENT, (this “Amendment”), dated as of June 3, 2013, is by and among UniTek Global Services, Inc., a Delaware corporation (the “Borrower”), the several banks and financial institutions signatory hereto as Lenders (the “Required Lenders”) and FBR Capital Markets LT, Inc. as Administrative Agent (the “Administrative Agent”).  All capitalized terms not defined herein shall have the meaning ascribed to them in the Forbearance Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to that certain Forbearance Agreement, dated as of April 30, 2013 (as amended, supplemented or otherwise modified from time to time, the “Forbearance Agreement”), by and among the Borrower, the several banks and financial institutions or entities from time to time party thereto as Lenders, the Administrative Agent and the other agents party thereto;

WHEREAS, the Borrower has requested that the Lenders amend the Forbearance Agreement to modify the Standstill Period; and

WHEREAS, the Required Lenders have agreed to the requested modifications but only on the terms and conditions contained in this Amendment.

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1. Amendments. The Required Lenders hereby agree to amend the Forbearance Agreement by changing the date in clause (i) of the definition of “Outside Date” from “May 30, 2013” to “June 6, 2013”.

Section 2. Agreements.

(a) Borrower agrees to arrange a meeting between a group of Lenders selected by Required Lenders with representatives of DIRECTV by no later than June 14, 2013.

(b) During the period from the date hereof through the Outside Date, Borrower agrees to negotiate with the Agent and Lenders in good faith the terms of an additional capital infusion to be funded by a select group of Lenders on the Outside Date.

Section 3. Continuing Effect of the Credit Agreement; No Other Changes. This Amendment shall not constitute an amendment of any provision of the Forbearance Agreement, the Credit Agreement or any other Loan Document not expressly referred to herein.  The provisions of the Credit Agreement are and shall remain in full force and effect in accordance with its terms. This Amendment shall constitute a Loan Document.

Section 4. Effectiveness. This Amendment shall become effective on the date on which each of the following conditions precedent shall have been satisfied or waived:

(a) Amendment.  The Administrative Agent shall have received this Amendment, duly executed by each of the Borrower, Administrative Agent and Lenders constituting collectively the Required Lenders.

(b) Payment of Costs, Expenses and Fees.  All unpaid fees and expenses of counsel to the Administrative Agent and any counsel to the Lenders shall have been paid by the Borrower in connection with the Credit Agreement, this Amendment and related transactions.

Section 5. No Default. The Borrower represents that, immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing, except as set forth in the Forbearance Agreement and, subject to this Amendment to Forbearance Agreement, the failure to make the interest payment required under the Credit Agreement on May 29, 2013.

Section 6. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 7. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 8. Binding Effect; Successors and Assigns.   All agreements, representations, warranties, indemnities and covenants contained herein and the respective rights and obligations of the parties hereunder and thereunder shall be binding upon the Person making the same and its successors and assigns, and inure to the benefit of, each Person for whom made and its respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

UNITEK GLOBAL SERVICES, INC.

By:	/s/ Rocky Romanella
	Name:	Roccy Romanella
	Title:	CEO

FBR CAPITAL MARKETS LT, INC., as Administrative Agent

By:	/s/ Robert J. Kiernan
	Name:	Robert J. Kiernan
	Title:	Senior Vice President, Controller

UniTek Global Services, Inc. Amendment to Forbearance Agreement

CERBERUS ASRS FUNDING LLC

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Vice President

CERBERUS AUS LEVERED HOLDINGS LP
By: CAL I GP HOLDINGS LLC, its General Partner

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Sr. Managing Director

CERBERUS OFFSHORE LEVERED II LP
By:	COL II GP Inc.
Its:	General Partner

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Vice President

CERBERUS ONSHORE LEVERED II LLC

By:	/s/ Kevin Genda
Name:	Kevin Genda
Title:	Vice President

UniTek Global Services, Inc. Amendment to Forbearance Agreement

NEW MOUNTAIN FINANCE HOLDINGS,
LLC, as a Lender

By:	/s/ Robert Hamwee
Name:	Robert Hamwee
Title:	President and CEO

UniTek Global Services, Inc. Amendment to Forbearance Agreement

Halcyon Loan Advisors Funding 2012-1

Halcyon Loan Advisors Funding 2013-1

Bacchus (U.S.) 2006-1, Ltd.

Halcyon Loan Investors CLO I, Ltd.

Halcyon Loan Investors CLO II, Ltd.

Halcyon Structured Asset Management Long Secured/Short Secured CLO 2006-1, Ltd.

Halcyon Structured Asset Management Long Secured/Short Secured 2007-1, Ltd.

Halcyon Structured Asset Management Long Secured/Short Secured 2007-2, Ltd.

Halcyon Structured Asset Management CLO I, Ltd.

SC Pro Loan II Limited

Swiss capital Pro Loan III Plc

Swiss capital Pro Loan V Plc

Halcyon Loan Management Company LLC, on Behalf of its affiliated Lender Companies and portfolios

By:	/s/ Brian Yorkt
Name:	Brian Yorkt
Title:	Portfolio Manager

UniTek Global Services, Inc. Amendment to Forbearance Agreement